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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 31, 2000.


                                 E.PIPHANY, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                    000-27183               77-0443392
 ----------------------------       -------------         -------------------
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)
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        1900 South Norfolk Street, Suite 310, San Mateo, California 94403
        -----------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (650) 356-3800


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 14, 2000, E.piphany, Inc. ("E.piphany") entered into an
Agreement and Plan of Reorganization, dated as of March 14, 2000 (the
"Reorganization Agreement"), by and among E.piphany, Orchid Acquisition
Corporation, a California Corporation and a wholly owned subsidiary of E.piphany
("Sub") and Octane Software, Inc., a California Corporation ("Octane"). The closing of the Merger pursuant to the Reorganization Agreement (the "Merger") took place on May 31, 2000 and the Merger was consummated by the filing of an Agreement of Merger with the Secretary of State of the State of California. The description contained in this Item 2 of the transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is incorporated by reference hereto as Exhibit 2.1.

        Octane develops and markets customer care software called Internet relationship management software. As a result of the Merger, Octane became a wholly-owned subsidiary of E.piphany. The Merger was intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and was intended to be accounted for as a purchase transaction.

        Under the terms of the Merger, 11,569,023 shares of E.piphany common stock were exchanged for all outstanding shares of Octane stock, 1,193,907 shares of E.piphany common stock were set aside as a reserve for the assumption of Octane options and 30,580 shares of E.piphany common stock were set aside as a reserve for the assumption of Octane warrants. This consideration of approximately 12.8 million shares was determined by arms-length negotiations.
Each share of Octane stock issued and outstanding immediately prior to the closing of the merger was cancelled and converted automatically into a number of shares of E.piphany common stock computed in accordance with the Reorganization
Agreement.

        The Reorganization Agreement provided that at the closing of the merger each issued and outstanding option or right to purchase Octane stock, whether or not exercisable, was assumed by E.piphany. Each stock option continued to have the same terms and conditions as it had immediately prior to the closing of the merger, except that the number of shares of E.piphany common stock into which it was exercisable and its exercise price were adjusted according to the same manner as the conversion of Octane stock into E.piphany common stock.

        In connection with the Merger, 1,279,351 shares of E.piphany's common stock issuable in respect of the Octane stock at the closing of the Merger were placed in escrow with U.S. Bank Trust, N.A. for up to twelve (12) months from the date of the Merger. Each Octane shareholder was deemed to have contributed into the escrow fund in proportion to the aggregate number of shares of E.piphany common stock that such shareholder would otherwise have been entitled under the Reorganization Agreement. The escrow fund will be available to compensate E.piphany for any losses as a result of any inaccuracy in the representations or warranties of Octane contained in the Reorganization
Agreement or any failure to comply with any covenant contained in the Reorganization Agreement.

        On May 31, 2000, E.piphany issued a press release relating to the closing of the Merger. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) FINANCIAL STATEMENTS

        The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within 60 days after the date that the initial report on this Form 8-K must be filed.

        (b) PRO FORMA FINANCIAL INFORMATION

        The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act within 60 days after the date that the initial report on this Form 8-K must be filed.

        (c) EXHIBITS.

                2.1*  Agreement and Plan of Reorganization, dated March 14,
                      2000, by and among E.piphany, Inc., Orchid Acquisition
                      Corporation and Octane Software, Inc.

                2.2*  Form of Octane shareholder Voting Agreement.

                2.3*  Form of E.piphany stockholder Voting Agreement.

               99.1   Press Release of E.piphany dated May 31, 2000.

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* Previously filed as an exhibit to the Registrant's Form 8-K (File No.
  000-27183), on March 28, 2000.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   E.PIPHANY, INC.


                                                   /s/ Kevin J. Yeaman
                                                   -----------------------------
                                                   Kevin J. Yeaman
                                                   Chief Financial Officer

                                                   Date:  June 7, 2000


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                                 E.PIPHANY, INC.

                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS



Exhibit No.           Description
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

  2.1*                Agreement and Plan of Reorganization, dated March 14,
                      2000, by and among E.piphany, Inc., Orchid Acquisition
                      Corporation and Octane Software, Inc.

  2.2*                Form of Octane shareholder Voting Agreement.

  2.3*                Form of E.piphany stockholder Voting Agreement.

 99.1                 Press Release of E.piphany dated May 31, 2000.
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* Previously filed as an exhibit to the Registrant's Form 8-K (File No.
  000-27183), on March 28, 2000.


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